Exhibit 10-h-4

ROCKWELL COLLINS 2005
NON-QUALIFIED PENSION PLAN

The purpose of this Plan is to provide benefits in excess of the Benefit Limitation (as defined below) to a group of employees and to provide benefits in excess of the Compensation Limit (as defined below) to a select group of management and highly compensated employees of Rockwell Collins, Inc. and its affiliates.  This Plan also provides benefits in excess of the benefits provided under the Company Pension Plan (as defined below) to a select group of highly compensated employees consisting of Corporate Pilots and to a select group of management or highly compensated employees who deferred compensation under the Rockwell Collins Deferred Compensation Plan prior to 2005.  This Plan is unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is established effective as of January 1, 2005 for accrued benefits that were earned and vested after December 31, 2004 under the Rockwell Collins Non-Qualified Pension Plan (“Pre-2005 Plan”) through September 30, 2006, the date the Pre-2005 Plan was frozen.

ARTICLE I
DEFINITIONS

1.005      Affiliate means:

(a)                                  any company incorporated under the laws of one of the United States of America of which the Company owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code Section 1563);

(b)                                 any partnership or other business entity organized under such laws, of which the Company owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code Section 414(c)); and

(c)                                  any other company deemed to be an Affiliate by the Board of Directors.

1.010                 Benefit Limitation means the limitations on benefits payable from Defined Benefit Plans which are imposed by Section 415 of the Code.

1.020                 Board of Directors means the Company’s Board of Directors.

1.030                 Change of Control means any of the following:

(a)                                  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:  (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 1.030; or

(b)                                 Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)                                  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Company Transaction”), in each case, unless, following such Company Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Company Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Company Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Company Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Company Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Company Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Company Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Company Transaction; or

(d)                                 Approval by the Company’s shareowners of a complete liquidation or dissolution of the Company.

1.040                 Code means the Internal Revenue Code of 1986, as amended.

1.050                 Committee means the Compensation Committee of the Board of Directors.

1.060                 Company means Rockwell Collins, Inc., a Delaware corporation.

1.070                 Company Officer means an employee who, effective January 1, 2005, has been elected by the Board of Directors as an officer of the Company pursuant to the Company’s by-laws.

1.080                 Company Pension Plan means the Rockwell Collins Pension Plan.

1.090                 Compensation Limit means the limitation imposed by Section 401(a)(17) of the Code on the amount of compensation which can be considered in determining the amount of a participant’s benefit under the Company Pension Plan.

1.095                 Corporate Pilot means any Participant in the Company Pension Plan whose principal duty as an employee is the operation of aircraft as a pilot or co-pilot for at least one year immediately preceding Retirement.

1.100                 Defined Benefit Plan has the same meaning given that term in Section 3(35) of ERISA.

1.150                 Delinkage Date means January 1, 2009 or such other date as is permitted under Section 409A and is approved by the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources or General Counsel of the Company.

1.110                 Employee means any person who is employed by the Company or by an Affiliate, including, to the extent permitted by Section 406 of the Code, any United States citizen regularly employed by a foreign Affiliate of the Company.

1.120                 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.130                 409A Change of Control means a “Change of Control Event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i) and as set forth in Treasury Regulation Section 1.409A-3(i)(5)(v)-(vii), applying the default rules and percentages set forth in such Treasury Regulations.

1.140                 Highly Compensated Employee means a participant in or retiree under the Company Pension Plan whose compensation would otherwise be considered under such Plan in determining his benefits thereunder in excess of the Compensation Limit.

1.150                 Interest Rate means the average 30-Year Treasury Rate as published by the Internal Revenue Service in the October preceding the year of the Participant’s annuity starting date.

1.160                 Mortality Assumptions means the FAS 87 mortality assumptions used for the Company’s Net Periodic Benefit Costs in the year of the Participant’s annuity starting date.

1.170                 Participant means any participant in the Company Pension Plan whose benefits payable therefrom are restricted by the Benefit Limitation or the Compensation Limit.  Employees who were hired on or before September 30, 2006 who (1) are Corporate Pilots, (2) are Company Officers hired on or after January 1, 1993 but eligible for the pre-1993 formula under the Company Pension Plan, or (3) are participants in the Company Pension Plan who deferred compensation under the Rockwell Collins Deferred Compensation Plan and attained 85 points under the Rule of 85 after December 31, 2004, are also eligible to participate in this Plan.  Notwithstanding any other provision of this Plan or the Company Pension Plan to the contrary, no Employee or other person, individual or entity shall become a Participant in this Plan after the earlier of (a) September 30, 2006 or (b) the day on which a Change of Control occurs.

1.180                 Plan means this Rockwell Collins 2005 Non-Qualified Pension Plan.

1.190                 Plan Administrator means the person from time to time so designated by name or corporate office by the Board of Directors.

1.200                 Pre-2005 Plan means the Rockwell Collins Non-Qualified Pension Plan and its predecessor, the Rockwell International Corporation Non-Qualified Pension Plan.

1.210                 Retirement means “separation from service” from the Company and all of its Affiliates, within the meaning of Section 409A, on or after attainment of age 55 other than for reason of death.

1.220                 Rule of 85 means, with respect to a Participant in the Collins Salaried Employees’ or Certain Salaried Employees’ sub-plans of the Company Pension Plan attainment of at least age 55 but not more than age 62 with a sum of age (in years and months) and Credited Service (as defined in the Company Pension Plan) (in years and months) total 85 or more on or before the date of Separation from Service or Retirement.  For purposes of determining eligibility, years and months of service with the Company after September 30, 2006 shall also be considered.

1.230                 Section 409A means Section 409A of the Code and any regulations or other guidance issued thereunder.

1.240                 Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

1.250                 Separation from Service means a “separation from service” from the Company and all of its Affiliates, within the meaning of Section 409A, other than for reasons of Retirement or death.

1.260                 Specified Employee has the meaning set forth in Section 409A, as determined each year in accordance with procedures established by the Company.

1.270                 Third Party Administrator means an independent third party selected by the Trustee and approved by the individual who, immediately prior to a Change of Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”).

1.280                 Trust means the master trust established by agreement between the Company and the Trustee, which will be a grantor trust.

1.290                 Trustee means Wells Fargo Bank, N.A., or any successor trustee of the Trust described in Section 1.280 of this Plan.

Terms not otherwise defined in this Article I shall have meanings set forth in the Company Pension Plan document.

ARTICLE II
DETERMINATION OF BENEFITS

2.005                 Effective as of the close of business on September 30, 2006, and notwithstanding any other provision in this Plan (or in the Company Pension Plan) to the contrary, individuals who first become Employees after September 30, 2006 will not be eligible to become Participants in this Plan.   No benefits shall be accrued under this Plan after September 30, 2006, except pursuant to the Rule of 85.

2.010                 This Plan has been established by the Company as a non-qualified pension plan for benefits earned and vested on and after January 1, 2005 for those employees of the Company and its Affiliates whose retirement benefits under the Company Pension Plan are, in the determination of those benefits, reduced by reason of application of the Compensation Limit and/or the Benefit Limitation for benefits earned and vested on and after January 1, 2005.  This Plan also provides enhanced benefits to (a) Corporate Pilots, (b) Company Officers hired on or after January 1, 1993 but eligible for the pre-1993 formula under the Company Pension Plan, and (c) participants in the Company Pension Plan who deferred compensation under the Rockwell Collins Deferred Compensation Plan and attained 85 points under the Rule of 85 after December 31, 2004.  The Company shall pay from its general assets or from the Trust, as the case may be, to each Participant, or to the beneficiary, surviving spouse or joint annuitant of the Participant, a benefit which is equal to the amount of such reduction or enhancement and reduction or enhancement for benefits payable under the Pre-2005 Plan.  Notwithstanding any other provision of this Plan to the contrary, all non-qualified pension benefits for Corporate

Pilots are considered earned and therefore payable under this Plan and not the Pre-2005 Plan.

2.020                 If the monthly benefit for which a Participant would have been otherwise eligible at retirement under the Company Pension Plan is reduced because of application of the Compensation Limit, for purposes of determining the benefit payable under this Plan, a Participant’s Average Annual Earnings shall mean the highest amount that can be determined by averaging the Participant’s Earnings (as defined in the Company Pension Plan) for any five (5) calendar years within the ten (10) calendar years (or lesser period, if applicable) of active employment which immediately precede the earliest of the dates on which the Participant retires, dies, terminates or commences an approved absence for disability or the date of the Company Pension Plan freeze (September 30, 2006) in accordance with the Company Pension Plan.  In determining Average Annual Earnings (as defined in the Company Pension Plan), any calendar year in which the Participant has less than a full year of Credited Service (as defined in the Company Pension Plan) may be disregarded.

2.025                 In the case of a Participant who first becomes an Employee on or after January 1, 1993 and, prior to the earlier of his retirement from the Company or September 30, 2006 becomes a Company Officer, the monthly benefit payable to such Participant from this Plan shall be calculated pursuant to the same formula as is set forth in Section 5.010(a) of the Certain Salaried or Collins Salaried Employees sub-plans of the Company Pension Plan for participants in that plan who were first employed by the Company prior to January 1, 1993.

2.030                 Subject to the provisions of Section 2.050, for Retirement distributions that commence prior to the Delinkage Date, any benefit payable under this Plan shall be paid to or in respect of the Participant in the same manner and at the same time and form that benefits become payable under the Company Pension Plan.

2.040                 For distributions that commence on and after the Delinkage Date, the distribution provisions of the Company Pension Plan shall have no application to this Plan.  Effective for distributions that commence on and after the Delinkage Date, distribution to a Participant of his or her accrued benefit hereunder shall only be made upon the earliest of the Participant’s Separation from Service, Retirement, death or, subject to the terms and conditions set forth in Section 2.050, 409A Change of Control.  All such distributions to Participants, as well as distributions made to beneficiaries hereunder, shall be made in the form of lump sum payments, subject to the following:

(a)                                  For purposes of calculating any lump sum distribution under this Plan, the Plan shall use the Interest Rate and Mortality Assumptions.  For benefits commencing upon Retirement, the calculation of such lump sum distribution will reflect the immediate benefit payable.  For benefits commencing upon Separation from Service, the lump sum calculation will reflect the normal age 65 retirement benefit (as defined in the Company Pension Plan).

(b)                                 Effective for distributions commencing on or after the Delinkage Date, a Participant may make a one-time, irrevocable election to have his or her accrued benefit under this Plan paid in (1) no more than ten (10) equal annual installments commencing upon Retirement, such installments to be the amounts that are actuarially equivalent to the present value of the Participant’s accrued benefit under this Plan, or (2) the form of an annuity described in Exhibit A to this Plan.  Such election shall only apply to accrued benefits commencing upon Retirement and only if the actuarial present value of the Participant’s accrued benefit upon Retirement is greater than the amount specified under Section 402(g)(1)(B) of the Code ($15,500 for 2008).  A Participant may elect any of the forms of annuities or installments without the consent of such election by the Participant’s spouse.  Any such election to receive installments or an annuity shall be made no later than December 31st immediately preceding the Delinkage Date or December 31st of the calendar year immediately preceding the calendar year any additional benefit is accrued after the Delinkage Date under the Rule of 85.  Except as otherwise provided in Section 6.020, such election shall be irrevocable.

2.050                 Effective as of the Delinkage Date, notwithstanding any other provision of this Plan to the contrary, a Participant (including, for purposes of this Section 2.050, a retiree who is currently receiving benefits under this Plan) may elect to have the present value of the benefits due hereunder paid in a lump sum in the event of the occurrence of a 409A Change of Control, subject to the following:

(a)                                  To be effective, the election of a Participant pursuant to this Section must be made in writing and filed with the Committee prior to December 31st of the calendar year immediately preceding the year in which such benefit was accrued.  Notwithstanding the foregoing, a Participant may elect to make the election described in this Section 2.050 with respect to his interest in and to accrued benefit hereunder that were earned prior to the Delinkage Date no later than the December 31st immediately preceding the Delinkage Date.

(b)                                 Subject to Section 6.020, such election shall be irrevocable.

(c)                                  Lump sum payments to be made under this Section 2.050 to Participants or, in the case of the Participant’s death, to the Participant’s beneficiary shall be made within forty-five (45) days following the 409A Change of Control.

(d)                                 Notwithstanding the foregoing, if the Participant does not file a timely written or electronic election in accordance with Section 2.050(a) to receive or not receive his or her accrued benefit under the Plan in a lump sum upon a 409A Change of Control, then such Participant’s accrued benefit under the Plan will automatically be paid in a lump sum upon a 409A Change of Control.

2.060                 Effective as of the Delinkage Date, with respect to distributions which are payable to a Participant or, in the event of the Participant’s death, to his beneficiary:

(a)                                  Subject to Section 6.030, any lump sum payments shall be paid within the sixty (60) day period following the close of the calendar year which includes the Participant’s Separation from Service, Retirement or, if applicable, death.

(b)                                 Subject to Section 6.030, each annual installment payable shall be paid within the sixty (60) day period following the close of each calendar year during the payment period, commencing with the calendar year following the year which includes the Participant’s Retirement or, if applicable, death.

2.070                 Effective as of the Delinkage Date, notwithstanding any other provision of this Plan to the contrary, in the event that a Participant dies prior to commencement of distribution of his accrued benefit under the Plan, the Participant’s accrued benefit under this Plan shall be paid in a lump sum to his designated beneficiary within the sixty (60) day period following the close of the calendar year which includes the Participant’s death.  For purposes of this Section 2.070, the Participant’s accrued benefit shall be the present value of the accrued benefit payable in the form of a pre-retirement death benefit under the Company Pension Plan without regard to the Benefit Limitation and Compensation Limit, reduced by the present value of the accrued benefit payable in the form of the pre-retirement death benefit pursuant to the Pre-2005 Plan.  The beneficiary of such pre-retirement death benefit shall be designated as follows:

(a)                                  A Participant who is unmarried on the date of such beneficiary designation may designate any person or persons as his beneficiary or beneficiaries (both principal as well as contingent) to whom distribution under this Plan shall be made in the event of his death prior to distribution of his accrued benefit under the Plan.  In the absence of such designation, the succession of beneficiaries, as specified in Section 8.020 of the Company Pension Plan shall be controlling.

(b)                                 Notwithstanding any other provision of this Plan, in the event that a Participant is married on the date of his death and the Participant dies prior to commencement of distribution of benefits under this Plan, the Participant’s surviving spouse shall be the beneficiary of the Participant’s benefit under this Plan.

2.080                 Notwithstanding any other provision of this Plan to the contrary, if the Participant dies after commencement of distribution of his accrued benefit under the Plan, such benefit will be paid in the form elected pursuant to Section 2.040.

2.090                 Notwithstanding any other provision of this Plan to the contrary, in the event that a Participant Separates from Service prior to the Delinkage Date and prior to distribution of benefits under the Plan, any benefit payable under this Plan shall be paid to or in respect of the Participant in a lump sum within the sixty (60) day period following the close of the calendar year immediately preceding the Delinkage Date.

ARTICLE III
CLAIMS PROCEDURE

3.010                 Any person claiming a right to participate in this Plan, claiming a benefit under this Plan or requesting information under this Plan shall present the claim or request in writing to the Committee, who shall respond in writing within ninety (90) days following the receipt of the request.

3.020                 If the claim or request is denied, the written notice of denial shall state:

(a)                                  the reasons for denial;

(b)                                 a description of any additional material or information required and an explanation of why it is necessary; and

(c)                                  an explanation of this Plan’s claim review procedure.

3.030                 Any person whose claim or request is denied may make a request for review by notice given in writing to the Committee.

3.040                 A decision on a request for review shall normally be made within ninety (90) days after the date of such request.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be extended by an additional sixty (60) days from the date of such request.  The decision shall be in writing and shall be final and binding on all parties concerned.

ARTICLE IV
AMENDMENT AND TERMINATION; MISCELLANEOUS PROVISIONS

4.010                 The Board of Directors shall have the power to amend, suspend or terminate this Plan at any time, except that no such action shall adversely affect rights with respect to any benefit without the consent of the person affected.  Notwithstanding the foregoing, except as otherwise permitted by Section 409A, in the event of any termination of the Plan, any benefit payable under the Plan shall continue to be paid in accordance with the terms of the Plan in effect on the date of Plan termination.

4.020                 This Plan shall be interpreted and administered by the Committee; provided, that interpretations by the Plan Administrator of those provisions of the Company Pension Plan which are also applicable to this Plan shall be binding on the Committee.

Notwithstanding any other provision of this Plan to the contrary, upon and after the occurrence of a Change of Control, the Plan will be administered by the Third-Party Administrator.  The Third-Party Administrator will have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited, to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change of Control, such administrator will have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust.

Upon and after the occurrence of a Change of Control, the Company will be required to:

(a)                                  pay all reasonable administrative expenses and fees of the Third-Party Administrator;

(b)                                 indemnify the Third-Party Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of such administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the said administrator or its employees or agents;

(c)                                  supply full and timely information to the Third-Party Administrator on all matters relating to the Plan, the Trust, the Participants and any surviving spouses and contingent annuitants, the benefits of the Participants, the date of circumstances of the Retirement, death or Separation from Service of the Participants, and such other pertinent information as the Third-Party Administrator may reasonably require; and

(d)                                 upon and after a Change of Control, the Third-Party Administrator may not be terminated by the Company and may only be terminated (and a replacement appointed) by the Trustee, but only with the approval of the Ex-CEO (as defined in Section 1.270).

4.030                 This Plan is an unfunded employee benefit plan primarily for providing benefits to an identified group of management or highly compensated employees of the Company and is also an excess benefit plan (as defined by Section 3(36) of ERISA).  This Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.  Participants and their beneficiaries, estates, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company or its Affiliates.  Any and all of the assets of the Company and its Affiliates shall be, and remain, the general, unpledged, unrestricted assets of the Company and its Affiliates.  The Company’s and any Affiliate’s sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company or such Affiliate to pay money in the future.

4.040                 Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey, in advance of actual receipt, any interest he may have hereunder.  A Participant’s rights to benefits described herein are and shall be nonassignable and nontransferable prior to actual distribution as provided by this Plan.  Any such attempted assignment or transfer shall be ineffective with respect to the Company and with respect to any Affiliate, and the Company’s and any Affiliate’s sole obligation shall be to distribute benefits to Participants, their beneficiaries or estates as appropriate.  No part of any Participant’s benefits hereunder shall, prior to actual payment as provided by this Plan, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any such benefits be transferable by operation of law in the event of a Participant’s or any other persons bankruptcy or insolvency, except as otherwise required by law.

4.050                 This Plan shall not be deemed to constitute a contract of employment between the Company or any of its Affiliates and any Participant, and no Participant, beneficiary or estate shall have any right or claim against the Company or any of its Affiliate under this Plan except as may otherwise be specifically provided in this Plan.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline, discharge or change the status of a Participant at any time.

4.060                 A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee or its delegates in order to facilitate proper administration (including distributions to and in respect of Participants) of this Plan and by taking such other action as may be reasonably requested by the Committee or its delegate.

4.070                 Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Iowa.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, which shall be construed and enforced as if such illegal or invalid provision were not included in this Plan.  The provisions of this Plan shall bind and obligate the Company and its Affiliates and their successors, including, but not limited to, any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or its Affiliates and their successors of any such company or other business entity.

4.080                 All words used in this Plan in the masculine gender shall be construed as if used in the feminine gender where appropriate.  All words used in this Plan in the singular or plural shall be construed as if used in the plural or singular where appropriate.

ARTICLE V
TRUST

5.010                 Establishment of the Trust. The Company shall establish the Trust (which may be referred to herein as a “Rabbi Trust”).  The Trust shall become irrevocable upon a Change of Control (to the extent not then irrevocable).  Notwithstanding any other provision of this Plan to the contrary, the Trust shall not become irrevocable or funded with respect to this Plan upon the occurrence of an event described in Section 1.030(d).  After the Trust has become irrevocable with respect to the Plan, except as otherwise provided in Section 12 of the Trust, the Trust shall remain irrevocable with respect to the Plan until all benefits due under this Plan and benefits and account balances due to any participants and beneficiaries under any other plan covered by the Trust have been paid in full.  Upon establishment of the Trust, the Company shall provide for funding of the Trust in accordance with the terms of the Trust.

5.020                 Interrelationship of the Plan and the Trust.  The provisions of the Plan and any Participant’s Participation Agreement Form will govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust will govern the rights of the Company and its Affiliates, Participants and the creditors of the Company and its Affiliates to the assets transferred to the Trust.  The Company and each of its Affiliates employing any Participant will at all times remain liable to carry out their obligations under the Plan.

5.030                 Distributions From the Trust.  The Company’s and each of its Affiliate’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution will reduce their obligations under this Plan.

5.040                 Rabbi Trust.  The Rabbi Trust shall:

(a)                                  be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

(b)                                 be irrevocable upon a Change of Control, to the extent not then irrevocable (other than an event described in Section 1.030(d)); and

(c)                                  provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.

ARTICLE VI
SECTION 409A

6.010                 Section 409A Generally.  This Plan is intended to comply with Section 409A.  Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that this Plan or any benefit payable under this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Plan.

6.020                 Changes in Elections.  Effective as of the Delinkage Date, notwithstanding any other provision of this Plan to the contrary, once an election is made pursuant to this Plan it shall be irrevocable unless all of the following conditions are met:

(a)                                  the election to change the time or form of payment will not become effective until the date that is one year after the date on which the election to make the change is made;

(b)                                 except with respect to any payment to be made upon the death of a Participant, the form of payment, as changed, will defer payment of the Participant’s accrued benefit until at least five (5) years later than the date that payment of such

Participant’s accrued benefit would otherwise have been made under this Plan; and

(c)                                  with respect to a payment that is to be made upon a fixed date or schedule of dates, the election to change the form of payment is made no less than twelve (12) months before the date that payment of the accrued benefit was otherwise scheduled to be paid.

For purposes of Section 6.020(b) and (c), all payments scheduled to be made in the form of installments that are attributable to a particular Plan Year will be treated as scheduled to be made on the date that the first installment of such series of payments is otherwise scheduled to be made (that is, the installments will be treated as an entitlement to a single payment for purposes of Section 409A).

Once a change in election is made and recorded pursuant to the Plan, such election will be irrevocable unless all of the conditions of this Section 6.020 are met.  Notwithstanding any other provision of this Plan to the contrary, a Participant will be permitted to make only one change in election pursuant to this Section 6.020 with respect to the accrued benefit to which such election relates.

With respect to election made by a married Participant whose marriage terminates due to death or divorce after the Delinkage Date, but prior to the distribution of benefits payable under the Plan, such election made by the Participant for a joint annuity as described in Exhibit A, will be defaulted to a single life annuity without resulting in a change of election as described in this Section 6.020.

6.030                 Six Month Wait for Specified Employees.  Effective as of the Delinkage Date, notwithstanding any other provision of this Plan to the contrary, to the extent that any accrued benefit payable under the Plan constitute an amount payable upon Separation from Service or Retirement to any Participant under the Plan who is deemed to be a Specified Employee, then such amount will not be paid during the six (6) month period following such Separation from Service or Retirement.  If the provisions of this Section 6.030 apply to a Participant who incurs a Separation from Service or Retirement, within the first six (6) months of the calendar year, then such amount will be paid within the first sixty (60) days following the close of the calendar year which includes the Participant’s Separation from Service or Retirement.  If the provisions of this Section 6.030 apply to a Participant who incurs a Separation from Service or Retirement within the last six (6) months of the calendar year, then such amount will be paid within the first sixty (60) days after June 30th of the calendar year following the year in which includes the Participant’s Separation from Service or Retirement.

Exhibit A

Annuity Options

Annuity Options:

(a)                                  Participants Without a Spouse.  The form of annuity payable to a Participant who does not have a spouse, and who does not otherwise elect shall be paid in the form of a single life annuity with monthly installments for the Participant’s life.

(b)                                 Participants With a Spouse.  The forms of annuities available to participant who is married on his annuity starting date will be a single life annuity with monthly installments for the Participant’s life and joint annuities with 60%, 75% or 100% continuation options.  The monthly payments to a Participant shall be reduced by five percent (5%) if the Participant selects the (60%) continuation option, by percent (10%) if the Participant selects the seventy-five percent (75%) continuation option, or by fifteen percent (15%) if the Participant selects the one hundred percent (100%) continuation option.   The amount of the monthly benefit payable to such surviving spouse shall equal the percentage selected of the reduced monthly benefit payable to such Participant.